UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 6, 2006

Christopher & Banks Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31390	06-1195422
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

2400 Xenium Lane North
	Plymouth, Minnesota	55441
	(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  (763) 551-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2006, Christopher & Banks Corporation (the “Company”) and Monica Dahl (the “Executive”) entered into an Executive Employment Agreement whereby the Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, as Chief Operating Officer and Executive Vice President through February 28, 2009.  Effective as of August 6, 2006, the Executive’s annual base salary will be $350,000, payable at the same intervals as the Company pays other executives.  In addition, the Executive shall be eligible to receive annual bonuses in accordance with the Company’s senior executive incentive plan.

On August 7, 2006, the Company and the Executive entered into a Restricted Stock Agreement under which the Company granted 70,000 shares of its common stock to the Executive, subject to certain restrictions. Forfeiture restrictions related to the shares will lapse beginning May 31, 2007 and continue to lapse annually for six years thereafter, assuming the vesting conditions of continued employment and Company performance are achieved.

Copies of the Executive Employment Agreement and the Restricted Stock Agreement are filed as Exhibits 10.1 and 10.2 to this Report and are incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Shell company transactions:  None.

(d)           Exhibits:

10.1         Executive Employment Agreement between Christopher & Banks Corporation and Monica Dahl, dated August 6, 2006

10.2         Restricted Stock Agreement between Christopher & Banks Corporation and Monica Dahl, dated August 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation

Date: August 9, 2006	By:	/s/ Andrew K. Moller
Andrew K. Moller
Executive Vice President
and Chief Financial Officer

CHRISTOPHER & BANKS CORPORATION

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Executive Employment Agreement Between Christopher & Banks Corporation and Monica Dahl, dated August 6, 2006

10.2	Restricted Stock Agreement between Christopher & Banks Corporation and Monica Dahl, dated August 7, 2006